UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 9, 2008

DemandTec, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-33634	94-3344761
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

One Circle Star Way, Suite 200, San Carlos, California		94070
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(650) 226-4600

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On April 28, 2008, DemandTec, Inc. (the "Company") filed a report on Form 8-K stating that John C. Crouch, the Company’s Senior Vice President of Worldwide Sales, would leave the Company effective April 30, 2008. On June 9, 2008, the Company and Mr. Crouch entered into a separation agreement. The separation agreement will become effective on the eighth day after Mr. Crouch signed it, unless he exercises his right to revoke the agreement prior to that day. Under the separation agreement, Mr. Crouch will receive (a) continued payment of his base salary for four months following the termination of his employment (resulting in aggregate severance payments of $75,000), (b) acceleration of vesting of 15,000 unvested performance-based stock units (PSUs) previously granted to Mr. Crouch, (c) payment of health insurance premiums under COBRA for up to four months, and (d) an extension of the post-termination exercise period of his outstanding vested stock options from three months to six months. Under the separation agreement, Mr. Crouch is also releasing any claims that he may have against the Company and third parties related to the Company.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information contained in Item 1.01 above is incorporated herein by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DemandTec, Inc.

June 12, 2008	By:	/s/ Michael J. McAdam

Name: Michael J. McAdam
Title: General Counsel and Secretary